UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NATIONAL CINEMEDIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO
NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
DATED MARCH 13, 2020
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of National CineMedia, Inc. (“the Company”) to be held on April 28, 2020.
On March 13, 2020, the Company commenced distributing to its stockholders a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.
Change in Annual Meeting Location; Virtual-Only Meeting to be Held
On April 17, 2020, the Company issued a press release announcing that, due to emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, stockholders, and our community, the Annual Meeting on April 28, 2020 at 9:00 a.m. Mountain Time, will be held in a virtual format only. Stockholders will not be able to attend the Annual Meeting in person.
As described in the Notice and Proxy Statement, stockholders at the close of business on the record date, March 2, 2020, are entitled to attend the Annual Meeting. To be admitted to the Annual Meeting at www.meetingcenter.io/247597223, stockholders must enter the control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email previously received. Stockholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not stockholders plan to participate in the virtual-only Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the Notice and Proxy Statement previously distributed will not be updated to reflect the change to a virtual-only meeting and may continue to be used to vote shares in connection with the Annual Meeting.
Passing of Mr. David R. Haas
As previously reported, Mr. David R. Haas died unexpectedly on March 28, 2020. Mr. Haas was a member of the Company’s Board of Directors, and he was named as a nominee for election as a director in the Notice and Proxy Statement.
The Company is extremely grateful for Mr. Haas’s dedication to the Company and his service since the time of the Company’s initial public offering as an independent director on the Company’s Board. The Company appreciated his intellect and sage advice and will miss his contributions to the Company.
Voting Matters
If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.
Information regarding how to vote your shares is available on page 4 of the Notice and Proxy Statement.

BY THE BOARD OF DIRECTORS

Sarah Kinnick Hilty
Executive Vice President, General Counsel and Secretary